EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

DATED EFFECTIVE THE 13th DAY OF JANUARY, 2008

BETWEEN

ATOMIC GUPPY INC.

- and -

WQN, INC. (WQN)

- and -

each WQN Shareholder

SHARE EXCHANGE AGREEMENT

THIS AGREEMENT made effective as of the 13th day of January, 2008

AMONG:

ATOMIC GUPPY INC., a Delaware corporation located at 401 E Las Olas Blvd, Fort Lauderdale, Florida 33301. (“ATGU”)

- and -

WQN, INC., a Texas corporation owned by shareholders (listed in Appendix A) and with head office located at in Dallas, Texas (hereinafter for convenience “WQN”)

- and -

Each WQN Shareholder listed on the Signature Page (collectively, the “Vendors”)

RECITALS

A.

As at the date of this Agreement, the Vendors hold, indirectly and directly, beneficially and of record, 100% of the currently issued and outstanding common shares in the capital of WQN; and

B.

The Vendors wish to sell and convey the Purchased Shares to ATGU in exchange for shares in ATGU.  ATGU wishes to purchase the Purchased Shares in exchange for the Purchase Price, upon the terms and conditions herein set forth such that upon completion of the Share Exchange, WQN shall be a wholly owned subsidiary of ATGU.

AGREEMENT

THIS AGREEMENT WITNESSES that in consideration of the covenants, agreements, warranties and payments herein set forth and provided for, the parties hereto respectively covenant and agree as set forth below.

ARTICLE 1
INTERPRETATION

1.1

Definitions

In this Agreement, including the recitals and any schedules hereto, unless otherwise stated or unless there is something in the subject matter or context inconsistent therewith:

(a)

“Acquisition” means the acquisition of all of the Purchased Shares by ATGU;

(b)

“Agreement” means this agreement and includes any agreement amending this agreement or any agreement or instrument which is supplemental or ancillary thereof, and the expressions “above”, “below”, “herein”, “hereto”, “hereof” and similar expressions referred to in this Agreement;

(c)

“Assets” means all of the right, title, estate and interest in and to its property and assets, real and personal, moveable and immoveable, of whatsoever nature and kind and whosesoever situate of WQN as set forth in the Disclosure Schedule;

(d)

“Business” means all business operations of WQN;

(e)

“Business Permits” means all licenses, permits, contracts, agreements and similar rights and privileges that are required and necessary under applicable legislation, regulations, rules and orders for WQN to own the Assets and operate the Business or for the status and qualification of WQN to carry on the Business;

(f)

“Certificate” means a written certificate of a matter or matters of fact which, if required by a corporation, shall be made by a duly authorized officer of such corporation;

(g)

“Closing Date” means the day that the Acquisition closes, which shall be within ten days after the date upon which all conditions set forth herein have been satisfied and all regulatory approvals have been obtained for the transactions described herein;

(h)

“Closing” means the closing of the Acquisition;

(i)

“Commission” means the U.S. Securities and Exchange Commission;

(j)

“Counsel” means any attorney or firm thereof retained by ATGU, WQN, or the Vendors, as the case may be;

(k)

“Disclosure Schedule” is defined in Section 1.2.

(l)

“Encumbrances” means any charge, mortgage, lien, pledge, claim, embargo, security interest, legal or conventional, moveable or immovable, specific or floating, whether created or arising by agreement, statute or otherwise, attaching to property, interests or rights, and shall be construed in the widest possible terms and principles known under the law;

(m)

“GAAP” or “Generally Accepted Accounting Principles” means the generally accepted accounting principles from time to time approved, in United States of America, by the American Institute of Certified Public Accountants, the Commission, the Financial Accounting Standards Board, or any successor applicable as at the date on which date such calculation is made or required to be made in accordance with generally accepted accounting principles applied on a basis consistent with preceding years;

(n)

“Governmental Authority” means any government in United States of America, or any foreign government and any agency, or department, tribunal, board, commission, court or other authority exercising or purporting to exercise executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government, as well as any arbitrator, arbitration tribunal or other tribunal or other quasi-governmental or private body exercising any regulatory, expropriation or taxation authority under or for the account of any of the foregoing;

(o)

“Leases” means all leases of real property of WQN as set forth in the Disclosure Schedule hereto;

(p)

“Letter of Intent” means the Binding Term Sheet between ATGU and WQN dated December 11, 2008;

(q)

“ATGU” means Atomic Guppy Inc., a corporation incorporated under the laws of Nevada;

(r)

“ATGU Assets” means all of ATGU’s right, title, estate and interest in and to its property and assets, real and personal, moveable and immoveable, of whatsoever nature and kind and whosesoever situate, including but without limitation, the assets as more particularly set forth and described in the ATGU Financial Statements;

(s)

“ATGU Common Shares” means the authorized and issued shares of common stock of ATGU;

(t)

“ATGU Documents” means all contracts, agreements, documents, permits, licenses, leases, appraisals, certificates, plans, drawings, specifications, reports, compilations, analysis, studies, financial statements, budgets, market surveys, minute books, corporate records, and any other documents or information of whatsoever nature relating to ATGU, the ATGU Assets or its business and any and all rights in relation thereto;

(u)

“ATGU Financial Statements” means the audited financial statements of ATGU for the fiscal years ended October 30, 2008 and 2007;

(v)

“ATGU Material Contracts” means any contract, agreement (written or oral) commitment, indenture, or other instrument to which ATGU is bound and which is material to ATGU or its business, and which involves a price, consideration or revenue stream of more than $10,000.00 USD in the aggregate, including those entered into in the ordinary course of business, or which could materially affect the ATGU Assets or financial condition of ATGU;

(w)

“Long Term Debt” means those liabilities, which would, in accordance with Generally Accepted Accounting Principles, be classified as long term debt;

(x)

“Orders” means all material applicable orders, decisions, binding directives, or the like rendered by any Governmental Authority;

(y)

“Persons” means any body, corporate or entity which is a judicial person, or any individual;

(z)

“Purchase Price” shall have the meaning ascribed thereto in Section 2.3 hereof;

(aa)

“Purchased Shares” means all of the WQN Shares collectively held by the Vendors as at the Time of Closing, which represents 100% of the WQN Shares outstanding at the Time of Closing;

(bb)

“Total Purchase Price” shall have the meaning ascribed thereto in Section 2.1 hereof;

(cc)

“Tax Act” means the United States Internal Revenue Code of 1986, as amended from time to time;

(dd)

“Taxes” means all taxes, fees, levies and charges imposed by a Governmental Authority;

(ee)

“Time of Closing” means 10:00 a.m., Fort Lauderdale time, on the Closing Date when the Closing of the purchase and sale herein provided for shall be completed or such other time as the parties hereto may agree;

(ff)

“Vendors” means each of the WQN Shareholders listed on the Signature Page;

(gg)

“WQN” means World Quest Network, Inc., a corporation incorporated under the laws of the State of Texas;

(hh)

“WQN Documents” means all contracts, agreements, documents, permits, licenses, leases, appraisals, certificates, plans, drawings, specifications, reports, compilations, analysis, studies, financial statements, budgets, market surveys, minute books, corporate records and any other documents or information of whatsoever nature relating to WQN, the Subsidiaries, the Business or the Assets and any and all rights in relation thereto;

(ii)

“WQN Financial Statements” means the consolidated audited financial statements of WQN for the fiscal years ended December 31, 2008 and 2007;

(jj)

“WQN Material Contracts” means any contract, agreement (written or oral) commitment, indenture, or other instrument to which WQN is bound and which is material to the Business, and which involves a price, consideration or revenue stream of more than $10,000 USD in the aggregate, including those entered into in the ordinary course of business, or which could materially affect the Assets, or Business or financial condition of WQN as set forth in the Disclosure Schedule;

(kk)

“WQN Permitted Encumbrances” means those security interests charging the Assets as set forth in the WQN Financial Statements;

(ll)

“WQN Shares” means the common shares in the capital of WQN; and

(mm)

“WQN Subsidiaries” means any organization or entity wholly-owned by WQN;

1.2

Disclosure Schedule

All references herein to the Disclosure Schedule shall mean a disclosure document delivered by each of ATGU and WQN upon the execution hereof attached hereto and incorporated by referenced, in which the section numbers in the Disclosure Schedule correspond to the section numbers in this Agreement to which they refer.

1.3

US Dollars

All dollar amounts referred to in this Agreement are in US funds, unless otherwise indicated herein.

1.4

Extended Meanings

In this Agreement, words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; and references to any statute shall extend to and include orders-in-council or regulations passed under and pursuant thereto, of any amendment or re-enactment of such statute, orders-in-council or regulations, or any statute, order-in-council or regulations substantially in replacement thereof.

1.5

Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, including the Letter of Intent between ATGU and WQN, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

1.6

Headings

Section headings are not to be considered part of this Agreement and are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents thereof.

1.7

Successors and Assigns

All of the terms and provisions in this Agreement shall be binding upon and shall ensure to the benefit of the parties hereto and their respective successors and assigns.

ARTICLE 2
PURCHASE OF PURCHASED SHARES, COROLLARY MATTERS

2.1

Total Purchase Price Pursuant to the Acquisition

The Total Purchase price for the Purchased Shares shall be the issuance of 150,000,000 restricted ATGU Common Shares for all WQN Shares so exchanged representing 100% of WQN.

2.2

Purchase of Purchased Shares

Subject to the terms and conditions herein, on the Closing Date, ATGU agrees to purchase and the Vendors agree to sell, assign and transfer to ATGU the Purchased Shares for the aggregate Purchase Price.

2.3

Limited Liability

ATGU does not agree to accept or assume, and shall not by this Agreement be deemed to have accepted or assumed, any obligation or responsibility for the payment of any debt, obligation, liability, claim or demand absolute or contingent, of whatsoever nature of or against the Vendors, except for payment of the Purchase Price and except as otherwise specifically set forth above and herein.

2.4

Debt Restructuring

Prior to the Closing, the following items of ATGU outstanding indebtedness shall be restructured as follows:

(a)

The $175,000 note payable to J. Dean Burden shall be shall be converted into 7,000,000 restricted ATGU Common Shares.

(b)

The $400,000 principal amount of Convertible Notes payable to the holders set forth in the Disclosure Schedule shall be exchanged for replacement Notes that are not convertible and shall have the following terms:

(i)

Total principal amount reduced to not more than $275,000;

(ii)

Interest at zero percent; and

(iii)

Payable $27,500 within ten days after Closing, $82,500 not more than 120 days after first payment date, and the balance of $165,000 not more than 365 days after the first payment date.

2.5

Closing

The Closing of the Acquisition herein contemplated shall take place at the Time of Closing by means of exchange of documents and signature pages by Counsel to the parties (via pdf format with originals via overnight courier).  At Closing, the Parties shall deliver all documents and take all actions referred to herein or contemplated hereby.

ARTICLE 3
REPRESENTATIONS, WARRANTIES AND COVENANTS OF
THE VENDORS AND WQN

3.1

Representations, Warranties and Covenants of the Vendors

The Vendors hereby represent and warrant to ATGU as follows:

(a)

Authority and Binding Obligation:  The Vendors have right, full power and absolute authority to enter into this Agreement and to sell, assign and transfer the Purchased Shares to ATGU in the manner contemplated herein and to perform all of the Vendors’ obligations under this Agreement. The Vendors shall have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and the sale and transfer of the Purchased Shares by the Vendors to ATGU and to complete the Acquisition.

(b)

Purchased Shares:  The Vendors have good and marketable title to the Purchased Shares, free of all mortgages, charges, liens, pledges, claims, security interests and agreements and other encumbrances of whatsoever nature and no person, firm or corporation has any agreement or option or right capable of becoming an agreement or option for the purchase from the Vendors of any of such Purchased Shares except as provided herein, and the Vendors have good right, full power and absolute authority to sell and assign such Purchased Shares to ATGU for the purpose and in the manner as provided in this Agreement and the Purchased Shares constitute all of the WQN Shares owned or controlled, directly or indirectly, by the Vendors. As at the date of this Agreement, such Purchased Shares are not subject to any shareholder, pooling, escrow or similar agreements.

(c)

Reporting Issuer Status:  WQN is not a “reporting company” (as defined by the Commission) in any jurisdiction.

(d)

No Actions:  There is no suit, action, litigation, arbitration proceeding or governmental proceeding, including appeals and applications for review, in progress or, to the Vendors’ knowledge, threatened against or related to the Purchased Shares or which would affect the Vendors’ ability to sell the Purchased Shares as provided for in this Agreement.

(e)

Transaction Compliance with Authority Documents, Agreements and Laws: The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by the Vendors and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of the Vendors under the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which any Vendor is a party or by which it is bound.

(f)

Materially Accurate: All information, records and data furnished to ATGU, its representatives and counsel pursuant to this Agreement, are, to the Vendors’ knowledge, accurate in all material respects.

3.2

Survival of Representations and Warranties

The covenants, representations and warranties of the Vendors contained in Article 3 hereof and elsewhere in this Agreement, and in any Certificate, schedule, WQN Document, or other material delivered under this Agreement, are to the best of the Vendors’ knowledge accurate and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading and shall not survive the Closing Date.  The covenants, representations and warranties of the Vendors contained in Article 3 hereof, shall either be set forth in or, if not, shall be deemed to apply to all assignments, transfers, conveyances or other documents conveying the Purchased Shares hereunder, and there shall not be any merger of any covenant, representation or warranty in such assignments transfers, conveyances or documents, any rule or law, in equity or in statute to the contrary notwithstanding.

3.3

Representations, Warranties and Covenants of the Vendors and WQN

The Vendors and WQN hereby jointly and severally represent and warrant to ATGU as follows:

(a)

Private Issuer: WQN and the WQN Subsidiaries are each closely-held issuers incorporated under Texas Law with registered offices in Dallas, Texas and each have fewer than 10 shareholders, exclusive of employees and employees of affiliates;

(b)

Authority and Binding Obligation: On or before the effective date of this Agreement, each of WQN and the Vendors have taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement.

(c)

Title to Assets by WQN: WQN is the owner of and has good and marketable title to all of its material properties and Assets, including, without limitation, all properties and Assets reflected in the WQN Financial Statements, and all properties and assets acquired by WQN after the date of the WQN Financial Statements, free and clear to the best of its knowledge of all Encumbrances whatsoever, except for:

(i)

the properties and assets disposed of, utilized or consumed by WQN since the date of the Financial Statements in the ordinary course of the Business;

(ii)

the Encumbrances disclosed or reflected in the WQN Financial Statements; and

(iii)

liens for taxes not yet due and payable.

(d)

No Other Owner of Assets:  Except as provided in the WQN Financial Statements, no other Persons other than WQN own any Assets, which are being used in the Business, and there are no agreements or commitments by WQN to purchase property or assets, other than in the ordinary course of the Business.

(e)

No Title Defects:  WQN has not received any notice of any material defect in its title or claim to the Assets or any notice from any third party claiming such an interest, and, for the period of time that WQN has owned the Assets, as applicable, all material relevant obligations of WQN have been performed and observed.

(f)

No Orders:  There are no outstanding material orders, notices or similar requirements relating to the Assets issued by any federal, state, provincial or municipal authority including, without limitation, occupational health and safety authorities and there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

(g)

No Guarantees:  Except as disclosed in the WQN Financial Statements, WQN is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Persons except in the ordinary course of carrying on the Business.

(h)

WQN Material Contracts:  WQN has provided or made available copies of all Material Contracts to ATGU.

(i)

Partnerships or Joint Ventures:  Except as disclosed in the WQN Material Contracts or set forth in the Disclosure Schedule, WQN is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and are not parties to any agreement under which WQN agrees to carry on any part of the Business or any other activity in such manner or by which WQN agrees to share any revenue or profit with any other Persons.

(j)

Employees of WQN:  The only employees of WQN are those employees set forth in the Disclosure Schedule, all written employment agreements with respect to said employees have been provided to ATGU and there are no outstanding amounts payable to employees other than in the ordinary course of business or as disclosed in the WQN Financial Statements.   The employment agreements, contracts, benefits, compensation and/or any other form of employee understanding (“WQN Employment Documents”) have been provided to ATGU will not be altered, cancelled, adjusted, or amended in any manner without the prior written permission of ATGU.  The WQN Employment Documents being assumed by ATGU will be the versions dated and signed prior to December 31,

2008 and any alterations, amendments, or adjustments made after December 31, 2008 will be null and void.

(k)

Officers and Directors of WQN:  The only officers and directors of WQN are as hereinafter set forth:

Name	Office

Steven Ivester	Chief Executive Officer
Executive Director/CFO
Secretary

(l)

Contractual and Regulatory Approvals:  Except those consents set out in the Disclosure Schedule and those consents which will have been obtained on or before Closing, WQN is not under any obligation, contractual or otherwise, to request or obtain the consent of any Person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by WQN:

(i)

in connection with the execution, delivery or performance by WQN of this Agreement or the completion of the Acquisition;

(ii)

to avoid the loss of any permit, license, certification or other authorization, or

(iii)

in order that the authority of WQN to carry on the Business in. the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

(m)

Status, Authority Documents and Licenses:  WQN is a corporation duly incorporated and validly subsisting in all respects under the laws of Texas. WQN has all necessary corporate power to own its properties and to carry on its businesses as it is now being conducted. The articles, by-laws and other authority documents of WQN, as amended to the date hereof, are complete and accurate. To the best of WQN’s knowledge, WQN is duly licensed, registered and qualified as a corporation to do business, is up-to-date in the filing of all required corporate returns and other notices and filings and is otherwise in good standing in all material respects, in each jurisdiction in which: (i) it owns or leases property, or (ii) the nature or conduct of its business or any part thereof, or the nature of the property of WQN or any part thereof, makes such qualification necessary or desirable to enable the Business to be carried on as now conducted or to enable the property and assets of WQN to be owned, leased and operated by it. There are no proceedings in progress, pending or, to the best of the knowledge of WQN, threatened, which could result in the revocation, cancellation or suspension of any of the Business Permits.

(n)

Compliance with Authority Documents, Agreements and Laws:  The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by WQN, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of WQN under:

(i)

any term or provision of any of the articles, by-laws or other authority documents of WQN;

(ii)

the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which WQN is a party or by which it is bound; or

(iii)

any term or provision of any of the Business Permits, WQN Material Contracts or any order of any court, governmental authority or regulatory body or any law or regulation of any jurisdiction in which the Business is carried on.

(o)

Corporate Records:  As of the date hereof, the corporate records and minute books of WQN are materially complete and accurate. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of WQN are complete and accurate in all material respects.

(p)

Authorized and Issued Capital:  As of the date hereof, the authorized capital of WQN consists of 50,000,000 WQN Shares. The issued capital of WQN consists of 1,000,000 WQN Shares, which are common voting shares par value $0.001, all of which have been duly issued and are outstanding as fully paid and non-assessable shares.

(q)

No Reserved Securities:  WQN has no reserved securities or other securities outstanding. At the Time of Closing, there will not be any outstanding subscriptions, options, rights, warrants or other agreements or commitments obligating WQN to sell or issue any additional shares or securities of any class of WQN or any securities convertible into any shares of any class of WQN.

(r)

Documents:  WQN shall make available, and by the Time of Closing will have made available, to ATGU ’s representative for inspection, all WQN Documents which ATGU shall reasonably require pertaining to or affecting WQN, the WQN Subsidiaries, the Business, the Assets and the title of WQN thereto and all documents or information reasonably required to make not misleading the WQN Documents and information so made available to ATGU.

(s)

Materially Accurate:  All information, records and data furnished to ATGU, its representatives and counsel pursuant to this Agreement, are, to the knowledge of the Vendors and WQN, accurate in all material respects.

(t)

Financial Statements:  To the knowledge of the Vendors and WQN:

(i)

the WQN Financial Statements have been prepared in accordance with US GAAP are true, correct and complete in all material respects and present fairly the financial condition of WQN as of December 31, 2007 and 2008; and

(ii)

there has been no material adverse change in the financial condition of WQN since the date of the WQN Financial Statements.

(u)

Liabilities of WQN:  There are no liabilities, contingent or otherwise, of WQN of any kind whatsoever, including, without limitation, any bonds, debentures, mortgages, promissory notes, loan agreements, inter-company debt, or liabilities for Taxes and there is no basis for assertion against WQN of any liabilities of any kind, other than:

(i)

liabilities disclosed or reflected in or provided for in the WQN Financial Statements, the Disclosure Schedule or this Agreement; and

(ii)

liabilities incurred since the date of the WQN Financial Statements, which were incurred in the ordinary course of the Business.

(v)

Absence of Certain Changes or Events:  Since the date of the WQN Financial Statements, and except as otherwise disclosed in writing or to ATGU, WQN has not:

(i)

incurred any obligation or liability, fixed or contingent, except normal trade or business obligations incurred in the ordinary course of the Business, none of which is materially adverse to WQN;

(ii)

paid or satisfied any obligation or liability, fixed or contingent, except:

A.

current liabilities included in the WQN Financial Statements;

B.

current liabilities incurred since the date of the WQN Financial Statements and in the ordinary course of the Business, and

C.

re-scheduled payments pursuant to obligations under loan agreements or other contracts or commitments described in the WQN Financial Statements. created any material Encumbrance upon any of its properties or the Assets, except as described in this Agreement or in the schedules hereto;

(iii)

sold, assigned, transferred, leased or otherwise disposed of any of its material properties or the Assets, except in the ordinary course of the Business;

(iv)

purchased, leased or otherwise acquired any material properties or assets, except in the ordinary course of the Business;

(v)

waived, cancelled or written-off any rights, claims, accounts receivable, any amounts payable to WQN, except in the ordinary course of the Business;

(vi)

entered into any transaction, contract, agreement or commitment, except in the ordinary course of the Business;

(vii)

made any material change with respect to any method of management, operation or accounting in respect of the Business;

(viii)

suffered any damage, destruction or loss (whether or not covered by insurance) which has materially adversely affected or could materially adversely affect the Business or the condition of WQN;

(ix)

suffered any extraordinary loss relating to the Business or the Assets; or

(x)

authorized, agreed or otherwise become committed to do any of the foregoing.

(w)

Tax Matters:

(i)

WQN has duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by it in respect of all Taxes and such returns and documents are complete and correct and clearly and fairly represents the information and tax status of WQN for the relevant period;

(ii)

WQN has paid all Taxes, which are due and payable on or before the date hereof. Adequate provision was made in the WQN Financial Statements for all Taxes for the periods covered by the WQN Financial Statements. To the best of the knowledge of the Vendors and WQN, WQN has no liability for Taxes other than those provided for in the WQN Financial Statements and those arising in the ordinary course of the operation of the Business since the date of the WQN Financial Statements and for which adequate provisions have been made on the books of WQN;

(iii)

there are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the knowledge of the Vendors, WQN, threatened against WQN in respect of Taxes;

(iv)

there are no Taxes, assessments, re-assessments, or levies of whatsoever nature which WQN is required or will or could be required by law to withhold, collect or pay and for which ATGU could become liable, including, but without limiting the generality of the foregoing, unemployment insurance, pension plan payments, non-resident withholding tax or similar assessments, except as disclosed in the WQN Financial Statements;

(v)

all Taxes, assessments, levies and source deductions which WQN is required by law to withhold or to collect, including, without limitation, unemployment insurance, employment benefits, pension plan payments and non-resident withholding tax, have been, to the best of its knowledge, duly withheld or collected, and paid over to the proper governmental authorities, or held by WQN or on behalf of it as required, and such withholdings and collections and all other payments due in connection therewith are duly reflected in the WQN Financial Statements to the date as of which they were prepared and since that date will be duly entered in the accounts of WQN;

(vi)

there are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any Taxes by WQN; and

(vii)

on or before the Closing Date, all returns of WQN for capital, excise, sales or use tax required to be filed by WQN before the Closing Date shall be fully prepared and filed before the Closing Date and all such Taxes of every kind and description due or payable against or payable by WQN prior to the Closing Date in respect of WQN.

(x)

Litigation:  To the knowledge of WQN, there are no judgments unsatisfied, consent decrees or injunctions or embargos to which WQN is subject to or bound, and there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of WQN or the Vendors) pending or, to the knowledge of WQN, threatened, by or against or affecting WQN, at law or in equity, or before or by any court or any federal, provincial, municipal, state or other governmental department, commission, board, bureau, agency or instrumentality which will or may have a material adverse effect upon WQN.  To the knowledge WQN, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.  WQN is not subject to any judgment, order, writ, injunction or decree of any court or government body which would prevent the discharge of the obligations arising pursuant to this Agreement or the consummation of the transactions herein contemplated.

(y)

Environmental Matters:  WQN has no environmental liabilities outstanding. No hazardous substances have been used in the operation of the Business except those hazardous substances used in the ordinary course of business, and there has been no release of any such substances in the operation of the Business in contravention or violation of any laws, regulations, rules or approvals created by a Governmental Authority applicable to WQN.

3.4

Survival of Representations and Warranties

The covenants, representations and warranties of the Vendors and WQN contained in Article 3 hereof and elsewhere in this Agreement, and in any Certificate, schedule, WQN Document, or other material delivered under this Agreement, are, to the best of the knowledge of the Vendors and WQN, accurate and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading and shall not survive the Closing Date.  The covenants, representations and warranties of the Vendors and WQN, contained in Article 3 hereof, shall either be set forth in or, if not, shall be deemed to apply to all assignments, transfers, conveyances or other documents conveying the Purchased Shares hereunder, and there shall not be any merger of any covenant, representation or warranty in such assignments, transfers, conveyances or documents, any rule or law, in equity or in statute to the contrary notwithstanding.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS OF ATGU

4.1

Representations, Warranties and Covenants of ATGU

ATGU hereby represents and warrants to the Vendors and WQN as follows:

(a)

Authority and Binding Obligation: ATGU has good right, full corporate power and absolute authority to enter into this Agreement and to purchase the Purchased Shares from the Vendors in the manner contemplated herein and to perform all of ATGU’s obligations under this Agreement.  ATGU has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into, and the execution, delivery and performance of this Agreement and the purchase of the Purchased Shares from the Vendors by ATGU.

(b)

Contractual and Regulatory Approvals: ATGU is not under any obligation, contractual or otherwise, to request or obtain the consent of any Persons, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, provincial, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by ATGU:

(i)

in connection with the execution, delivery or performance by ATGU of this Agreement or the completion of the Acquisition;

(ii)

to avoid the loss of any permit, license, certification or other authorization; or

(iii)

in order that the authority of ATGU to carry on the business of ATGU respectively and the Business in the ordinary course and in the same manner as presently conducted remains in good standing and in full force and effect as of and following the closing of the transactions contemplated hereunder.

(c)

Status, and Authority Documents and Licenses:

(i)

ATGU is a corporation duly continued and validly subsisting in all respects under the laws of the State of Nevada. ATGU has all necessary corporate power to own its properties and to carry on its businesses as it is now being conducted.

(ii)

ATGU is a reporting company as defined by the Commission and is compliant to the best of its knowledge with all current reporting rules and regulations;

(iii)

At or prior to the Time of Closing, ATGU will have complied with all applicable corporate and securities laws and regulations in connection with the Acquisition and the issuance of the ATGU Shares in connection therewith; and

(iv)

The articles, by-laws and other authority documents of ATGU, as amended to the date hereof, are complete and accurate.

(d)

Transaction Compliance with Authority Documents, Agreements and Laws: The execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by ATGU, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under, or cause the acceleration of any obligations of ATGU under:

(i)

any term or provision of any of the articles, by-laws or other authority documents of ATGU;

(ii)

the terms of any agreement (written or oral), indenture, instrument or understanding or other obligation or restriction to which ATGU is a party or by which it is bound;

(iii)

any term or provision of any of the ATGU Material Contracts or any order of any court, Governmental Authority or regulatory body to which ATGU is subject; or

(iv)

any term or provision of any of the ATGU Material Contracts or any order of any court, Governmental Authority or regulatory body to which ATGU is subject.

(e)

Corporate Records:  As of the date hereof, the corporate records and minute books of are materially complete and accurate. The share certificate books, register of security holders, register of transfers and register of directors and any similar corporate records of ATGU are complete and accurate in all material respects.

(f)

Authorized and Issued Capital:  As of the date hereof, the authorized capital of ATGU consists of 200,000,000 Common Shares.  The issued capital of ATGU consists of 1,971,879 ATGU Common Shares, all of which have been duly issued and are outstanding as fully paid and non-assessable shares.  No Preferred Shares are authorized.

(g)

No Reserved Securities:  ATGU has no reserved securities or other securities outstanding.  At the Time of Closing, there will not be any outstanding subscriptions, options, rights, warrants or other agreements or commitments obligating ATGU to sell or issue any additional shares or securities of any class of ATGU or any securities convertible into any shares of any class of ATGU, other than those referred to above and those related to the Acquisition.

(h)

Duly Authorized:  The ATGU Shares to be issued in exchange for the Purchased Shares and in connection with the Acquisition will be, at the Time of Closing, duly authorized, validly allotted and issued as fully paid, non-assessable shares in the share capital of ATGU and in compliance with applicable corporate and securities laws.

(i)

Shareholders’ Agreements:  There are no shareholders’ agreements, pooling agreements, voting trusts or other similar agreements with respect to the ownership or voting of any of the shares of ATGU.

(j)

Documents:  ATGU shall make available, and by the Time of Closing will have made available, to WQN and the Vendors or their respective representatives for inspection, all ATGU Documents and ATGU Documents which WQN or the Vendors shall reasonably require pertaining to or affecting ATGU, the ATGU Assets or the ATGU Shares and the title of ATGU thereto, will not knowingly withhold any documents or information reasonably required to make not misleading the documents and information so made available to WQN or the Vendor.

(k)

Title Documents:  The ATGU Documents and the ATGU Material Contracts are the only material documents and contracts currently in effect under and by virtue of which ATGU is entitled to the respective ATGU Assets or which otherwise relates to or affects the interests of ATGU and the ATGU Assets.

(l)

Materially Accurate:  All information, records and data furnished to WQN or the Vendors, or their representatives and counsel pursuant to this Agreement, are, to ATGU’s knowledge, accurate in all material respects.

(m)

ATGU Financial Statements:  To the knowledge of ATGU:

(i)

the ATGU Financial Statements have been prepared in accordance with US GAAP, are true, correct and complete in all material respects and present fairly the financial condition of ATGU as of October 31, 2007 and 2008; and

(ii)

there has been no material adverse change to the financial condition of ATGU since the date of the ATGU Financial Statements.

(n)

Financial Records:  All material financial transactions of ATGU have been recorded in the financial books and records of ATGU in accordance with good business practice, audited, and such financial books and records, to the knowledge of ATGU:

(i)

accurately reflect, in all material respects, the basis for the financial condition and the revenues, expenses and results of operations of ATGU shown in the ATGU Financial Statements; and

(ii)

together with all disclosures made in this Agreement or in the Schedules hereto, present fairly, in all material respects, the financial condition and the revenues, expenses and results of the operations of ATGU as of and to the date hereof.

(o)

Liabilities of ATGU:  There are no liabilities, contingent or otherwise, of ATGU of any kind whatsoever, including, without limitation, any bonds, debentures, mortgages, promissory notes, loan agreements, inter-company debt, or liabilities for Taxes and there is no basis for assertion against ATGU of any liabilities of any kind, other than:

(i)

liabilities disclosed or reflected in or provided for in the ATGU Financial Statements; and

(ii)

liabilities incurred since the date of the ATGU Financial Statements, which were incurred in the ordinary course or in connection with the completion of the Acquisition.

(p)

Prepaid Expenses:  All prepaid expenses reflected in the ATGU Financial Statements and all expenses prepaid by ATGU subsequent to the ATGU Financial Statements were prepaid in accordance with their regular business practices of ATGU, consist of expenses that were incurred in the ordinary course of business of ATGU, consistent with past practice, and are valued at reasonable amounts based on the ordinary course of business of ATGU within the past six months. There has not been any material write-down or write-off of, or other adjustment to, such prepaid expenses by ATGU since the date of the ATGU Financial Statements.

(q)

Bankruptcy and Insolvency Matters:  No action or proceeding has been commenced or filed by or against ATGU or which seeks or may lead to receivership, bankruptcy, a consumer proposal or any other similar proceeding in respect of ATGU, the adjustment, compromise or composition of claims against ATGU or the appointment of a trustee, receiver, liquidator, custodian, or other similar officer f of any portion of its assets. No such action or proceeding has been authorized or is being considered by or on behalf of ATGU and no creditor or equity security holder of ATGU has threatened to commence or advise that it may commence any such action or proceeding. ATGU have not made and is not considering making an assignment for the benefit of its creditors, and it has not requested nor is considering requesting a meeting of its creditors to seek a reduction, compromise, composition, or other accommodation with respect to its indebtedness.

(r)

Absence of Certain Changes or Events:  Since the date of the ATGU Financial Statements, ATGU has not:

(i)

incurred any obligation or liability, fixed or contingent, except normal trade or business obligations incurred in the ordinary course none of which is materially adverse to ATGU;

(ii)

paid or satisfied any obligation or liability, fixed or contingent, except:

A.

current liabilities included in the ATGU Financial Statements;

B.

current liabilities incurred since the date of the ATGU Financial Statements in the ordinary course, and.

C.

re-scheduled payments pursuant to obligations under loan agreements or other contracts or commitments described in the ATGU Financial Statements;

(iii)

created any Encumbrance upon any of its properties or the ATGU Assets, except as described in this Agreement or in the schedules hereto;

(iv)

sold, assigned, transferred, leased or otherwise disposed of any of its properties or the ATGU Assets except in the ordinary course;

(v)

purchased, leased or otherwise acquired any properties or assets, except in the ordinary course;

(vi)

waived, cancelled or written-off any rights, claims, accounts receivable or any amounts payable to ATGU;

(vii)

entered into any transaction, contract, agreement or commitment, except in the ordinary course;

(viii)

suffered any extraordinary loss relating to the ATGU Assets;

(ix)

made or incurred any material change in, or become aware of any event or condition which is likely to result in a material change in the condition of ATGU, or

(x)

authorized, agreed or otherwise become committed to do any of the foregoing.

(s)

Dividends and Distributions:  Since the date of the ATGU Financial Statements, ATGU has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to any of the foregoing.

(t)

Tax Matters:

(i)

To the knowledge of ATGU, ATGU has duly and on a timely basis prepared and filed all tax returns and other documents required to be filed by them in respect of all Taxes and such returns and documents are complete and correct and clearly and fairly represent the information and tax status of ATGU for the relevant period.

(ii)

ATGU has paid all Taxes, which are due and payable by it on or before the date hereof. Adequate provision was made in the ATGU Financial Statements for all Taxes for the periods covered by the ATGU Financial Statements.  ATGU has no liability for Taxes other than those provided for in the ATGU Financial Statements and those arising in the ordinary course since the date of the ATGU Financial Statements and for which adequate provisions have been made on the books of ATGU.

(iii)

There are no actions, suits, proceedings, investigations, enquiries or claims now pending or made or, to the knowledge of ATGU threatened against it in respect of Taxes.

(iv)

There are no Taxes, assessments, re-assessments, or levies of whatsoever nature which ATGU is required or will or could be required by law to withhold, collect or pay and for which WQN could become liable, including, but without limiting the generality of the foregoing, unemployment insurance, pension plan payments, non-resident withholding tax or similar assessments, except as disclosed in the ATGU Financial Statements.

(v)

All Taxes, assessments, levies and source deductions which ATGU is required by law to withhold or to collect, including, without limitation, unemployment insurance, employment benefits, pension plan payments and non-resident withholding tax, have been duly withheld or collected, and have been paid over to the proper governmental authorities, or held by ATGU or on behalf of it as required, and such withholdings and collections and all other payments due in connection therewith are duly reflected in the ATGU Financial Statements to the date as of which they were prepared and since that date will be duly entered in the accounts of ATGU .

(vi)

There are no agreements, waivers or other arrangements providing for any extension of time with respect to the filing of any tax return or other document or the payment of any Taxes by ATGU or the period for any assessment or reassessment of Taxes.

(vii)

On or before the Closing Date, all returns of ATGU for capital, excise, manufacturing, sales or use tax required to be filed by ATGU before the Closing Date shall be fully prepared and filed before the Closing Date and all such Taxes of every kind and description due or payable against or payable by ATGU prior to the Closing Date in respect of ATGU shall have been paid in full on or before the Closing Date.

(u)

Litigation:  There are no judgments unsatisfied, consent decrees or injunctions or embargos to which ATGU is subject to or bound, and there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of ATGU) pending or, to the knowledge of ATGU, threatened, by or against or affecting it, at law or in equity, or before or by any court or any federal, provincial, municipal, state or other governmental department, commission, board, bureau, agency or instrumentality. To the knowledge of ATGU, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success. ATGU is not subject to any judgment, order, writ, injunction or decree of any court or government body which would prevent the discharge of the obligations arising pursuant to this Agreement or the consummation of the transactions herein contemplated.

(v)

Title to ATGU Assets:  ATGU is the owner of and has good and marketable title to all of its material properties and ATGU Assets, including, without limitation, all properties and assets reflected in its Financial Statements and all properties and assets acquired by ATGU after the date of the Financial Statements, free and clear of all Encumbrances whatsoever, except for:

(i)

the properties and assets disposed of utilized or consumed by ATGU since the date of the ATGU Financial Statements in the ordinary course;

(ii)

the Encumbrances disclosed or reflected in the ATGU Financial Statements; and

(iii)

liens for taxes not yet due and payable.

(w)

No Other Owner of ATGU Assets:  No other Persons owns any ATGU Assets and there are no agreements or commitments to purchase or sell property or assets by ATGU.

(x)

No Other Owner of ATGU Assets:  No other Persons owns any ATGU Assets and there are no agreements or commitments to purchase or sell property or assets by ATGU.

(y)

No Orders:  There are no outstanding material orders, notices or similar requirements relating to ATGU, or the ATGU Assets issued by any federal, state, provincial or municipal authority including, without limitation, occupational health and safety authorities and to the knowledge of ATGU there are no matters under discussion with any such authorities relating to orders, notices or similar requirements.

(z)

Restrictions on Doing Business:  ATGU is not a party to or bound by any agreement which would restrict or limit its right to carry on any business or activity or to solicit business from any Person or in any geographical area or otherwise to conduct its business as ATGU may determine. ATGU is are not subject to any legislation or any judgment, order or requirement of any court or governmental authority which is not of general application to Persons carrying on a business similar to the business of ATGU or the Business. To the knowledge of ATGU, there are no facts or circumstances which could materially adversely affect the ability of ATGU to continue to operate the Business as presently conducted following the completion of the transactions contemplated by this Agreement.

(aa)

No Guarantees:  ATGU is not a party to or bound by any agreement of guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Persons.

(bb)

Subsidiaries and Other Interests:  ATGU has no subsidiaries and does not own any securities issued by, or any equity or ownership interest in, any other Persons. ATGU is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any Persons other than in the ordinary course of its business.

(cc)

Partnerships or Joint Ventures:  ATGU is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind and is not party to any agreement under which ATGU agrees to carry on any activity in such manner or by which ATGU agrees to share any revenue or profit with any other Persons.

(dd)

No Third Party Guarantees Required:  There are no contracts, agreements, commitments, indentures or other instruments under which ATGU’s rights or the performance of its obligations are dependent upon or supported by the guarantee of or any security provided by any other Persons.

(ee)

Officers and Directors: The only officers and directors of ATGU are as hereinafter set forth:

Name	Office

J. Dean Burden	Chief Executive Officer
J. Dean Burden	Chief Financial Officer

(ff)

Non-Arm’s Length Matters: Other than in the ordinary course of business, ATGU is not a party to or bound by any agreement with, is not indebted to, and no amount is owing to ATGU by, any officers, former officers, directors, former directors, shareholders, former shareholders, employees or former employees of ATGU or any Persons not dealing at arm’s length with any of the foregoing. Since the date of the ATGU Financial Statements, ATGU has not made or authorized any payments to any officers, former officers, directors, former directors, shareholders, former shareholders, employees or former employees of ATGU or to any Persons not dealing at arm’s length with any of the foregoing.

(gg)

Survival of Representations and Warranties: The covenants, representations and warranties of ATGU contained in Article 4 hereof and elsewhere in this Agreement, and in any Certificate, schedule, ATGU Documents, or other material delivered under this Agreement, are, to the best of ATGU’s knowledge accurate and complete, do not contain any untrue statement of a material fact or, considered in the context in which presented, omit to state a material fact necessary in order to make the statements and information contained herein or therein not misleading and shall not survive the Closing Date.

ARTICLE 5
COMPLETION OF PURCHASE

5.1

ATGU’s Conditions

The obligation of ATGU to close the purchase of the Purchased Shares contemplated herein, is subject to the fulfillment of each of the following conditions precedent, unless waived in writing by ATGU:

(a)

WQN’s and the Vendors’ Representations, Warranties and Covenants. At the Time of Closing, each of the Vendors and WQN shall have executed, delivered and performed all agreements and documents on their part to be performed hereunder; all representations and warranties contained in Article 3 as applicable, shall be materially true and correct at the Time of Closing, with the same effect as if made on and as of such date, and each of the Vendors and WQN shall deliver a Certificate executed as of the Time of Closing certifying that all representations and warranties of each of the Vendors and WQN as contained herein are true and correct as of the Time of Closing;

(b)

No Material Change.  At the Time of Closing, there shall not have been any material adverse change in the condition (financial or otherwise), of the Assets, liabilities, capitalization, or Business from that as set forth in the consolidated WQN Financial Statements without prior approval from ATGU in writing and a

Certificate to that effect signed by a duly authorized officer of WQN shall have been delivered to ATGU;

(c)

Approvals.  At the Time of Closing, there shall have been obtained the written consents or approvals, in form and substance satisfactory to ATGU, ATGU’s Counsel, acting reasonably, of any governmental or regulatory agency or Persons whose consent to the transactions contemplated hereby is required, and all conditions imposed upon such consents shall have been satisfied;

(d)

Corporate Proceedings.  At the Time of Closing, all necessary steps and corporate proceedings, as approved by Counsel for ATGU, shall have been taken to permit the Purchased Shares to be duly and regularly transferred to ATGU;

(e)

Inspection of Financial Books and Records. Until and including the Time of Closing, WQN shall make available to the representatives of ATGU all material books, accounts, records and other financial and accounting data of WQN (including all available un-audited financial statements) in order to enable such representatives to make an examination of the same and shall cause the accountants of WQN to give all such material information concerning the affairs of same to such representatives as such representatives may reasonably request;

(f)

Inspection of Non-Financial Books and Records.  Until and including the Time of Closing, WQN shall make available to Counsel for ATGU all WQN Documents, minute books and other corporate records and all documents of title and related records and other material data of WQN in order to enable such Counsel to make an examination of the same and without limiting the generality of the foregoing, including such technical and market information as WQN considers appropriate and all environmental permits, licenses and approvals;

(g)

Non Arm’s Length Debts.  At the Time of Closing and except as disclosed in the Disclosure Schedule or the WQN Financial Statements, there will be no material debts or amounts owing by or to WQN to any of their officers, former officers, directors, former directors, shareholders, employees or former employees or any family member thereof, or any Persons with whom WQN does not deal at arm’s length within the meaning of the Tax Act, or any amounts advanced to any such Persons for expenses incurred on behalf of WQN except in the ordinary course or payable for employment services rendered in the ordinary course;

(h)

Completion of Due Diligence.  ATGU, its Counsel, agents or representatives, acting reasonably, shall have completed a legal due diligence process on WQN, and all matters relating thereto, including but without limitation, a review of the WQN Financial Statements.  This condition expires on January 20, 2009;

(i)

Closing Documents.  The Vendors shall have executed and delivered to ATGU all documents as ATGU ’s Counsel may reasonably request for the purposes of effecting the transfer and delivery of the Purchased Shares in accordance with the terms of this Agreement which shall include the delivery of legal opinions in a form satisfactory to ATGU, ATGU and its Counsel, acting reasonably, as to various matters including the due incorporation, existence and corporate authority of WQN, and the Vendors; and

(j)

No Prohibition at Law.  At the Time of Closing, no prohibition at law against the completion of the transactions contemplated by this Agreement shall be in existence.

If any such conditions shall not be fulfilled or waived in writing by ATGU at or prior to the Time of Closing, ATGU may rescind this Agreement by written notice to the Vendors and WQN and, in such event, ATGU, ATGU, the Vendors and WQN shall be released from all obligations hereunder.

5.2

WQN and Vendors’ Conditions

The obligations of WQN and the Vendors to complete the sale of the Purchased Shares contemplated herein, are subject to the fulfillment of the following conditions precedent, unless waived in writing by WQN and the Vendors:

(a)

ATGU’s Representations, Warranties and Covenants. At the Time of Closing, ATGU shall have executed, delivered and performed all agreements and documents on its part to be performed hereunder; all representations and warranties contained in Article 4 shall be materially true and correct at the Time of Closing, with the same effect as if made on and as of such date shall deliver a Certificate executed as of the Time of Closing certifying that all representations and warranties of ATGU as contained herein are true and correct as of the Time of Closing;

(b)

No Material Change.  At the Time of Closing, there shall not have been any material adverse change in the condition (financial or otherwise), of the ATGU Assets, or the liabilities, capitalization, or business of ATGU from that as set forth in the ATGU Financial Statements or provided by ATGU to WQN in writing and accepted by them and a Certificate to that effect signed by a duly authorized officer of ATGU shall have been delivered to WQN and the Vendors;

(c)

Regulatory Approvals.  At the Time of Closing, there shall have been obtained the written consents or approvals, in form and substance satisfactory to the Vendors and WQN’s Counsel, acting reasonably, of any governmental or regulatory agency or Persons whose consent to the transactions contemplated hereby is required, and all conditions imposed upon such consents shall have been satisfied;

(d)

Corporate Proceedings.  At the Time of Closing, all necessary steps and corporate proceedings, as approved by Counsel for WQN shall have been taken to permit the ATGU Shares to be duly and regularly issued to the Vendors as contemplated hereby;

(e)

No Investigations.  At the Time of Closing, there shall be no inquiry or investigation (either formal or informal), in relation to ATGU or any of its directors or officers, commenced or threatened by any officer or official of the Commission, or any similar regulatory body having jurisdiction such that the outcome of such inquiry or investigation could have a material adverse effect on ATGU;

(f)

Non Arm’s Length Debts.  At the Time of Closing, there will be no debts or amounts owing by or to ATGU to any of their officers, former officers, directors, former directors, shareholders, employees or former employees or any family member thereof, or any Persons with whom ATGU does not deal at arm’s length within the meaning of the Tax Act, or any amounts advanced to any such Persons for expenses incurred on behalf of ATGU except in the ordinary course or payable for employment services rendered in the ordinary course;

(g)

Completion of Due Diligence.  The Vendors and WQN, and their respective Counsel, agents or representatives, acting reasonably, shall have completed a legal due diligence process on ATGU, and all matters relating thereto, including but without limitation, a review of the ATGU Financial Statements.  This condition expires on January 20, 2009;

(h)

No Prohibition at Law.  At the Time of Closing, no prohibition at law against the completion of the transactions contemplated by this Agreement shall be in existence;

(i)

Debt Adjustments.  The debt restructuring described in Section 2.4 shall have been completed and agreed to by each holder of such debt;

(j)

Commission Filings.

(i)

At least ten (10) days prior to Closing, ATGU shall have filed an Information Statement with the Commission pursuant to Rule 14f-1 and shall have mailed such statement to its shareholders; and

(ii)

Prior to Closing, ATGU and its counsel shall have prepared a Form 8-K containing Form 10 information about the resulting company, including audited financial statements.  WGN and its Counsel shall participate in the preparation of the Form 8-K, and such filing must be in form and substance acceptable to WQN and its Counsel.  Such Form 8-K shall be filed within four (4) business days after the Closing.

(k)

Resignation.  At Closing, J. Dean Burden shall resign as an officer and director of ATGU and shall have executed a Board of Director resolution nominating Steven Ivester and four other persons named by him to serve as the Board of Directors after the Closing; and

(l)

Closing Documents.  ATGU shall have executed and delivered to the Vendors all documents as the Vendors’ Counsel may reasonably request for the purposes of effecting the transfer and delivery of the Purchased Shares in accordance with the terms of this Agreement.

If any such conditions shall not be fulfilled or waived in writing by the Vendors at or prior to the Time of Closing (with the exception of the conditions set forth in (c), (d) and (e) which must be fulfilled and cannot be waived), the Vendors may rescind this Agreement by written notice to ATGU and, in such event, ATGU, the Vendors and WQN shall be released from all obligations hereunder.

5.3

Satisfaction of Conditions

All of the parties hereto covenant and agree with the other parties hereto to use all reasonable efforts until the Closing Date to take or refrain from taking any actions with the intent that the conditions precedent, as set forth in Article 5 hereof, shall be satisfied and all covenants and agreements herein made by them shall have been performed.

ARTICLE 6
COVENANTS RELATING TO CONDUCT OF BUSINESS
PRIOR TO CLOSING

6.1

Conduct of WQN and ATGU.

From the date of this Agreement and until the Closing, or until the prior termination of this Agreement, WGN and ATGU shall not, unless mutually agreed to in writing:

(a)

engage in any transaction, except in the normal and ordinary course of business, or create or suffer to exist any encumbrance upon any of their respective assets or which will not be discharged in full prior to the Closing;

(b)

sell, assign or otherwise transfer any of their assets, or cancel or compromise any debts or claims relating to their assets, other than for fair value, in the ordinary course of business, and consistent with past practice;

(c)

fail to use reasonable efforts to preserve intact their present business organizations, keep available the services of their employees and preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others, to the end that its good will and on-going business not be impaired prior to the Closing;

(d)

except for matters related to complaints by former employees related to wages, suffer or permit any material adverse change to occur with respect to Company and Parent or their business or assets; or

(e)

make any material change with respect to their business in accounting or bookkeeping methods, principles or practices, except as required by GAAP.

6.2

Access to Information; Confidentiality.

(a)

The parties shall, and shall cause their officers, employees, counsel, financial advisors and other representatives to, afford to the other parties and their representatives reasonable access during normal business hours during the period prior to the Closing to its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall cause officers, employees and representatives to, furnish promptly to each other all information concerning their respective business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request.  Except as required by law, each of the parties will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in confidence.

(b)

No investigation pursuant to this Section 6.2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

6.3

Best Efforts.

Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.  ATGU and WQN will use their best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations and (ii) in facilitating each other’s due diligence investigations.  ATGU and WQN shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Acquisition.

6.4

Public Announcements.

The parties will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or court process.  The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

6.5

No Solicitation.

Except as previously agreed to in writing by the other party, neither party shall authorize or permit any of its officers, directors, agents, representatives, or advisors to (a) solicit, initiate or encourage or take any action to facilitate the submission of inquiries, proposals or offers from any person relating to any matter concerning any merger, consolidation, business combination, recapitalization or similar transaction involving ATGU, other than the transaction contemplated by this Agreement or any other transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or delay the Acquisition or which would or could be expected to dilute the benefits to WQN of the transactions contemplated hereby.  The parties will immediately cease and cause to be terminated any existing activities, discussions and negotiations with any parties conducted heretofore with respect to any of the foregoing.

ARTICLE 7
TERMINATION, AMENDMENT AND WAIVER

7.1

Termination.

This Agreement may be terminated and abandoned at any time prior to the Closing:

(a)

by mutual written consent of ATGU and WQN;

(b)

by either ATGU or WQN if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Acquisition and such order, decree, ruling or other action shall have become final and nonappealable; and

(c)

if the Closing shall not have occurred for any reason by March 31, 2009.

7.2

Effect of Termination.

In the event of termination of this Agreement by either party as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of ATGU or WQN.  Nothing contained in this Section shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement.

7.3

Amendment.

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

7.4

Extension; Waiver.

Subject to Section 7.1(c), at any time prior to the Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this

Agreement or in any document delivered pursuant to this Agreement, or (c) waive compliance with any of the agreements or conditions contained in this Agreement.  Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

7.5

Procedure for Termination, Amendment, Extension or Waiver.

A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3 or an extension or waiver of this Agreement pursuant to Section 7.4 shall, in order to be effective, require in the case of ATGU or WQN, action by its Board of Directors.

7.6

Return of Documents.

In the event of termination of this Agreement for any reason, ATGU and WQN will return to the other party all of the other party’s documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement.  ATGU and WQN Company will not use any information so obtained from the other party for any purpose and will take all reasonable steps to have such other party’s information kept confidential.

ARTICLE 8
GENERAL

8.1

Expenses

Each party hereto shall pay all reasonable costs and expenses related to the legal and audit fees and other charges and expenses incurred by such party in connection with the purchase and sale of the Purchased Shares, the preparation of this Agreement and all negotiations between the parties.

8.2

Documents and Information Confidential

All documents and information received by ATGU from the Vendors and WQN or vice versa, and their respective auditors and Counsel, shall be treated as confidential information and will not be disclosed to others except to a party’s Counsel, auditors and bankers and to regulators as required by relevant policy or legislation.

8.3

Time of the Essence

Time shall be of the essence of this Agreement.

8.4

Governing Law

This Agreement shall be construed in accordance with the laws of the State of Texas.

8.5

Counterparts and Delivery

This Agreement may be executed in several counterparts and delivered by a facsimile copy of an original execution page bearing the signature of each party hereto, each of which when so executed shall be deemed to be an original, and such counterparts or facsimile copies thereof together shall comprise one and the same instrument and, notwithstanding their date of execution, shall be deemed to bear the date as of the date above written.

8.6

Notices

Any notice required or permitted to be given by a party hereto to the other shall be given in writing and addressed:

(a)

if to ATGU at:

8050 North University Drive, Suite 202
Tamarac, Florida 33321
Attention: J. Dean Burden

with a copy to:

Schneider Weinberger & Beilly LLP
2200 Corporate Blvd., N.W., Suite 210
Boca Raton, Florida 33431
Attention:  James M. Schneider, Esq.

(b)

if to the Vendor and WQN at:

1058 Waterside Circle
Weston, Florida 33327
Attention: Steven Ivester

with a copy to

Andrews Kurth LLP
1717 Main Street, Suite 3700
Dallas, Texas 75201
Attention: Ronald L. Brown

Any such notice shall be delivered, or mailed by prepaid registered post. Any notice delivered as aforesaid shall be deemed to have been received by the party hereto, to which it is so delivered at the time on the date of its being so delivered. Any notice mailed as aforesaid shall be deemed to have been received by the party hereto to which it is so mailed on the third business day next following the time on the date of it being so mailed. Any party may change its address for notice by giving notice to that effect.

8.7

Inurement

This Agreement shall inure to the benefit of the parties, their respective heirs, successors and permitted assigns.

8.8

Further Assurances

The parties hereto will from time to time, on and after the Closing Date, at the request and expense of the other parties hereto, execute and deliver all such other additional instruments, notices, releases, acquaintances and other documents and shall do all such other acts and things as may be reasonably necessary to carry out the terms and conditions of this Agreement in accordance with their true intent.

8.9

Arbitration

In the event of any dispute concerning this Agreement, the dispute will be settled by a written opinion of a single, private arbitrator selected by mutual agreement of the parties pursuant to the provisions of the Arbitration Act (USA). Any such arbitration shall be held in Ft. Lauderdale, Florida and the prevailing party in any such action shall be entitled to recoup all costs and a reasonable sum for attorney fees.  Punitive damages shall not be permitted under any circumstances. The results of the arbitration shall be final and binding upon the parties with reasonable attorney fees and costs paid by the unsuccessful party.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, ATGU, WQN and the Vendors have hereunto executed this Agreement as of the date and year first above written.

ATOMIC GUPPY INC.

	By:	/s/ J. Dean Burden
J. Dean Burden, CEO

WQN, INC.

	By:	/s/ Steven Ivester
Steven Ivester, CEO

NUMBER OF SHARES:		VENDOR:

1,000,000		/s/ Steven Ivester
Steven Ivester